Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 6, 2019, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-228672) and related Prospectus of Ardent Health Partners, LLC for the registration of common stock.

/s/ Ernst & Young LLP

Nashville, Tennessee

March 6, 2019